EXHIBIT 10.4

AMENDMENT NO. 1 TO THE AMENDED EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) is dated as of June 5, 2025 and amends that certain Amended Employment Agreement, dated as of March 22, 2018 (the “Agreement”), by and between Know Labs, Inc. (f/k/a Visualant Incorporated) (“Employer”) and Ronald Erickson (“Executive”) effective upon consummation of the Transaction (as defined below) (the “Amendment Effective Date”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

RECITALS

WHEREAS, Employer and the Executive previously entered into the Agreement;

WHEREAS, pursuant to Section 14 of the Agreement, no waiver, alteration or modification of the Agreement or of any part contained therein shall be valid unless in writing and duly executed by Executive and Employer;

WHEREAS, Employer and Executive desire to amend the Agreement as set forth herein, effective as of the Amendment Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 3(a) of the Agreement (“Base Salary”) is hereby amended by replacing “$180,000” with “$375,000” where the former appears therein.

2. Section 6(c) of the Agreement (“Resignation by Executive for Good Reason”) is hereby amended by adding the following sentence at the end thereof:

“Executive acknowledges and agrees that the transaction (the “Transaction”) contemplated by that certain Securities Purchase Agreement, dated on or about June 5, 2025, by and among Know Labs, Inc., a Nevada corporation, and Goldeneye 1995 LLC, a Nevada limited liability company (the “Buyer”), shall not constitute a “Change of Control” for purposes of clause (c) of this Section 6(c).”

3. The definition of “Good Reason” in Section 6(c) of the Agreement (“Resignation by Executive for Good Reason”) is hereby amended by replacing the clause “a material diminution in Executive’s compensation, office, title, or duties from the Effective Date of this Agreement” with the clause “a material diminution in Executive’s compensation from the Amendment Effective Date” in clause (a) thereof.

4. Except as amended herein, the Agreement shall remain in full force and effect.

5. In the event that the consummation of the Transaction does not occur on or before October 3, 2025, this Amendment shall be void and of no effect automatically terminate, without further action, notice or deed, without payment of consideration therefor.

6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

KNOW LABS, INC.

By:	/s/ Peter Conley
Name:	Peter Conley
Title:	Chief Financial Officer

EXECUTIVE

/s/ Ronald Erickson
Ronald Erickson

[Signature Page – Amendment to Ronald Erickson Employment Agreement]

2